Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-291552, 333-285726, 333-281623, 333-277830, 333-271885, 333-263868, 333-259663) and Form S-3 (Nos. 333-291697, 333-285718, 333-281556, 333-279375, 333-271459) of Owlet, Inc. of our report dated March 9, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah March 9, 2026

1